UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    January 25, 2007
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                    Hercules Technology Growth Capital, Inc.


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       Maryland                    814-00702                 74-3113410


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        400 Hamilton Avenue, Suite 310, Palo Alto, CA           94301


Registrant's telephone number, including area code       650/289-3060
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              525 University Avenue, Suite 700, Palo Alto, CA 94301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2007, the Compensation Committee of the Board of Directors of Hercules Technology Growth Capital, Inc. (the "company") approved 2006 cash bonuses for certain officers of the Company

In total, cash bonuses have been determined to be approximately $2,196,000 of which $2,196,000 has been accrued for the 12 months ended December 31, 2006. The 2006 bonus payments for Manuel A. Henriquez, Chairman and Chief Executive Officer, David M. Lund, Chief Financial Officer, H. Scott Harvey, Chief Legal Officer, and Shane A. Stettenbenz, Chief Technology Officer are $1,000,000, $100,000, $100,000, and $63,000 respectively.

More detailed information about the Company's compensation practices will be provided in the 2007 Proxy Statement.


Item 9.01  Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    HERCULES TECHNOLOGY GROWTH CAPITAL, INC.


February 20, 2007
                                                 /s/ Scott Harvey
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                                                 Scott Harvey
                                                 Chief Legal Officer